SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2013

White Mountain Titanium Corporation

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02          Unregistered Sales of Equity Securities

As of March 11, 2013, White Mountain Titanium Corporation (the “Company”) sold equity securities in a transaction that is not registered under the Securities Act which in the aggregate constituted 5% or more of the number of common shares outstanding. Through March 15, 2013, the Company sold 4,304,418 units (the “Units”) at $0.70 per Unit, with each Unit consisting of one share of common stock and one-half warrant. Each whole warrant entitles the holder to purchase an additional share of common stock at $0.90 per share at any time prior to July 25, 2014. The Company received gross proceeds of $3,013,100 for the sale of these Units and issued 4,304,418 common shares and 2,152,209 warrants. These Units were sold as a part of an offering of up to 14,285,714 Units.

These securities were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering, and pursuant to Regulation S promulgated by the Securities and Exchange Commission. Each of the 28 investors in this offering was an accredited investor as defined in Regulation D and was a non-U.S. person as defined in Regulation S. Each investor delivered appropriate investment representations with respect to these sales and consented to the imposition of restrictive legends upon the stock certificates representing the shares and warrants. Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.

Seminario & Cia Sociedad Agente de Bolsa, a registered broker/dealer in Peru, is acting as the nonexclusive lead placement agent for this offering in Peru, Chile and Colombia, and in other jurisdictions as mutually agreed. In connection with the sale of these Units, we paid selling commissions in the amount of US$210,917 and issued 215,221 placement agent warrants to this placement agent. The terms and conditions of the placement agent warrants are essentially identical to the terms and conditions of the warrants sold to investors as part of the Units, except that the placement agent warrants will expire 24 months following the closing of this offering which is anticipated to on or before March 31, 2013, subject to a 30-day extension.

The securities sold in this offering were not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: March 15, 2013	By	/s/ Brian Flower
Brian Flower, Chairman

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